UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2011

TECKMINE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52745
(Commission File Number)

98-0534859
(IRS Employer Identification No.)

Suite 239 – 280 Nelson Street, Vancouver, British Columbia, Canada V6B 2E2
(Address of principal executive offices and Zip Code)

(604) 677-5066
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 21, 2011, the Company appointed Patrick Smyth as a director of the Company. Mr. Smyth was appointed to fill the vacancy following Howard Dahl’s resignation as a director of the Company. Mr. Dahl’s resignation as a director of the Company was not as a result of any disagreement with the Company’s operations, policies or practices.

Patrick Smyth is the Managing Director at iSmartCheck, an electronic transaction processor and provider of online payment solutions. He also serves on the board of directors at Square One Solar Systems Corporation. Mr. Smyth is also the Founder and Managing Director of Ocean Eclipse Venture Capital Inc., where he manages a team that provides venture capital, early stage financing, corporate and public media relations, investment research, analysis, taking private companies public, 504 PPM’s and other specialized services to emerging technology and breakout corporations. Mr. Smyth was born and raised in Vancouver, British Columbia, Canada, graduating from St. George’s Boys School and then attended the University of British Columbia graduating with a Bachelor of Arts Degree.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	News Release dated March 22, 2011 announcing change in directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECKMINE INDUSTRIES, INC.

By:	/s/ Raymond Irvine
Raymond Irvine
President, Secretary, Treasurer and Director
Dated: March 23, 2011